Exhibit 99.1

FOR IMMEDIATE RELEASE

VALSPAR REPORTS THIRD QUARTER RESULTS

MINNEAPOLIS, Minn., August 13, 2007 – The Valspar Corporation (NYSE-VAL) today reported its results for the third-quarter ended July 27, 2007.

Third-quarter sales totaled $893.5 million, a 12.1 percent increase from the third quarter of 2006. Net income for the third quarter was $58.2 million. Adjusted earnings per share were $0.57 for the quarter, which excludes a non-cash adjustment of $0.05 per share for Huarun minority interest shares. Reported earnings per share were $0.52. In 2006, third-quarter earnings were $52.6 million, or $0.51 per share, which included a $0.01 per share charge for manufacturing rationalization and a net gain of $0.03 per share resulting from certain income tax adjustments.

“This was a solid quarter for Valspar with broad-based contributions from across our product lines,” said William L. Mansfield, Valspar president and chief executive officer. “Results were driven by strong sales growth from acquisitions, improved operational efficiency, good performance from our Architectural team in a challenging market and improvement in our Wood business.”

“During the third quarter, we began seeing weakness in the U.S. housing sector spill over into related markets in our coatings segment,” Mansfield continued. “We are assuming that these market conditions will modestly reduce our operating results in the fourth quarter. Currently, we expect fiscal year 2007 adjusted earnings per share to be approximately $1.80. This estimate excludes any non-cash adjustment for the minority interest shares and includes anticipated benefits from non-operating items. We expect the positive momentum from acquisitions, productivity initiatives and the improved performance of our Architectural and Wood businesses to continue in the fourth quarter.”

Mansfield concluded, “We are delivering on our long-term growth strategy. Our global presence is expanding, our acquisitions are performing well, we continue to drive operational excellence and our investments in building Valspar brands are contributing to sales growth.”

William L. Mansfield and Paul C. Reyelts, executive vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 1:30 p.m. Central Time August 13 through Midnight on August 27 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 882401.

Investor Contact: Lori A. Walker, (612) 375-7350

Media Contact: Mike Dougherty, (612) 375-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 27, 2007 and July 28, 2006

	Third Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2007	2006	2007	2006
Net Sales	$893,498	$797,376	$2,396,492	$2,193,957
Cost of Sales	614,976	550,718	1,672,005	1,534,715
Operating Expenses	174,077	157,736	490,604	439,275
Income From Operations	104,445	88,922	233,883	219,967
Interest Expense	16,033	10,897	46,962	32,607
Other (Income) Expense, Net	1,301	1,495	3,345	2,650
Income Before Income Taxes	87,111	76,530	183,576	184,710
Income Taxes	28,894	23,895	60,245	61,599
Net Income	$58,217	$52,635	$123,331	$123,111
Mandatorily Redeemable Stock Accrual (1)	(5,067)	—	(15,201)	—
Net Income Available to Common Shareholders	53,150	52,635	108,130	123,111
Average Number of Shares O/S - basic	100,008,949	101,437,514	101,147,717	101,095,368
Average Number of Shares O/S - diluted	101,836,291	103,069,697	102,938,740	102,673,401
Net Income per Common Share - basic	$0.53	$0.52	$1.07	$1.22
Net Income per Common Share - diluted	$0.52	$0.51	$1.05	$1.20

(1)	MANDATORILY REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.05 IN THE THIRD QUARTER OF 2007 AND $0.15 YEAR TO DATE IN 2007.

 NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - "Adjusted Net Income per Common Share - diluted" and "Full Year Guidance for Adjusted Net Income Per Common Share" - which exclude a non-cash accrual relating to Mandatorily Redeemable Stock in connection with the Company's acquisition of the share capital of Huarun Paints Holding Company Limited. Management discloses these measures because it believes these measures may assist investors in comparing the Company's results of operations in the respective periods without regard to the effect on the results in the 2007 period of the non-cash accrual relating to the Huarun acquisition.

NON-GAAP RECONCILIATION

The following is a reconciliation of "Net Income Per Common Share - diluted" to "Adjusted Net Income Per Common Share - diluted" for the periods presented:

	Third Quarter		Year-To-Date
	2007	2006	2007	2006
Net Income per Common Share - diluted	$0.52	$0.51	$1.05	$1.20
Mandatorily Redeemable Stock Accrual	$0.05	$—	$0.15	$—
Adjusted Net Income per Common Share - diluted	$0.57	$0.51	$1.20	$1.20

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	July 27, 2007	October 27, 2006	July 28, 2006
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$83,954	$88,238	$60,583
Accounts Receivable, Net	568,877	475,736	534,475
Inventories	307,483	281,817	253,871
Other	131,878	122,526	125,117
Total Current Assets	1,092,192	968,317	974,046
Goodwill, Net	1,298,077	1,336,098	1,328,958
Other Assets, Net	612,171	427,515	426,958
Property, Plant & Equipment, Net	493,202	459,605	413,095
Total Assets	$3,495,642	$3,191,535	$3,143,057

Liabilities and Stockholders' Equity
Current Liabilities:
Notes Payable to Banks	$447,435	$489,163	$387,336
Trade Accounts Payable	398,930	368,159	337,747
Income Taxes	35,399	38,455	55,128
Accrued Liabilities	253,235	301,100	274,123
Total Current Liabilities	1,134,999	1,196,877	1,054,334
Long Term Debt	603,351	350,267	550,124
Deferred Liabilities	400,647	385,605	356,979
Mandatorily Redeemable Stock	33,924	18,723	—
Stockholders' Equity	1,322,721	1,240,063	1,181,620
Total Liabilities and Stockholders' Equity	$3,495,642	$3,191,535	$3,143,057

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 3		YTD
	2007	2006	2007	2006

I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.52	$0.51	$1.05	$1.20
Adjustments Per Share, net of tax:
Manufacturing Rationalization, net	$—	$0.01	$—	$0.03
Favorable tax adjustments	$—	$0.03	$0.01	$0.03
Mandatorily redeemable stock accrual	$0.05	$—	$0.15	$—

Gross Margin, as a percentage of net sales
Gross Margin, reported	31.2%	30.9%	30.2%	30.0%
Gross Margin, adjusted for net cost of manufacturing rationalization	31.2%	31.1%	30.2%	30.4%

Operating Profit, as a percentage of net sales
Operating Profit, reported	11.7%	11.2%	9.8%	10.0%
Operating Profit, adjusted for net cost of manufacturing rationalization	11.7%	11.6%	9.8%	10.6%

	Quarter 3		YTD
II. Segment Data	2007	2006	2007	2006
Sales
Paint	$325.7	$282.0	$819.2	$730.6
Coatings	$484.3	$431.8	$1,349.9	$1,234.8
All Other less intersegment sales	$83.5	$83.6	$227.4	$228.6
Total	$893.5	$797.4	$2,396.5	$2,194.0

Earnings Before Interest and Taxes (EBIT) *
Paint	$36.1	$36.1	$86.1	$74.8
Coatings	$58.5	$51.7	$138.6	$144.6
All Other	$8.5	$(0.4)	$5.8	$(2.1)
Total	$103.1	$87.4	$230.5	$217.3

* Certain amounts in prior years' financial statements have been reclassified to conform with the 2007 presentation.